Exhibit 10.1

POWER OF ATTORNEY

We, the undersigned directors and officers of First Colebrook Bancorp, Inc. (the 'Company") hereby severally constitute and appoint Loyd W. Dollins and Avis E. Brosseau, and each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents, with full power and authority to do any and all things in our names in the capacities indicated below which said Loyd W. Dollins and Avis E. Brosseau may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules regulations and requirements of the Securities and Exchange Commission, or of any other governmental or regulatory authority, in connection with the Regulation A Offering Statement on Form 1-A of the Company, including specifically but not limited to, power and authority to sign for us in our names in the capacities indicated below, a Form 1-A Regulation A Offering Statement and any and all amendments thereto, in each case with all exhibits and any and all documents required to be filed with respect thereto; and we hereby ratify and confirm all that said Loyd W. Dollins and Avis E. Brosseau shall lawfully do or cause to be done by virtue of this Power of Attorney.

This Power of Attorney has been signed by the following persons in the capacities and on the dates indicated below.

Name		Position with the Company	Date

By:	/s/ Malcolm R. Washburn	Chairman of the Board	November 23, 2015
Malcolm R. Washburn

By:	/s/ David M. Atkinson	Vice Chairman of the Board	November 23, 2015
David M. Atkinson

By:	/s/ James E. Tibbetts	Director	November 23, 2015
James E. Tibbetts

By:	/s/ George M. Bald	Director	November 23, 2015
George M. Bald

By:	/s/ Warren E. Chase	Director	November 23, 2015
Warren E. Chase

By:	/s/ Brendon I. Cote	Director	November 23, 2015
Brendon I. Cote

By:	/s/ Judith E. Dalton	Director	November 23, 2015
Judith E. Dalton

By:	/s/ Jonathan S. Frizzell	Director	November 23, 2015
Jonathan S. Frizzell

By:	/s/ Sharon B. Lane	Director	November 23, 2015
Sharon B. Lane

By:	/s/ Jon R. Lang	Director	November 23, 2015
Jon R. Lang

By:	/s/ John E. Lyons, Jr.	Director	November 24, 2015
John E. Lyons, Jr.

By:	/s/ Loyd W. Dollins	Director, Chief Executive Officer and President	November 23, 2015
Loyd W. Dollins

By:	/s/ Avis E. Brosseau	Senior Vice President of Finance, Treasurer and Corporate Secretary	November 23, 2015
Avis E. Brosseau